Exhibit 10.22(b)

FIRST AMENDMENT TO OFFICE BUILDING LEASE AGREEMENT

This FIRST AMENDMENT TO OFFICE BUILDING LEASE AGREEMENT (this “First Amendment”) is made and entered into the 10th day of July, 2008 (the “Effective Date”), by and between SANTA CLARA LAND COMPANY, LTD., a Texas limited partnership (“Landlord”) and RACKSPACE US, INC. (“Tenant”).

WHEREAS, Landlord and Tenant executed and entered into that certain Office Lease dated January 28, 2008, (the “Lease”), for the lease of 11,736 rentable square feet on the Fourth (4th) floor (the “Premises”) in the building known as Weston Centre, 112 E. Pecan, San Antonio, Texas 78205 (the “Building”), all as more particularly set forth in the Lease. Capitalized terms which are not otherwise defined herein shall be deemed to have the same meanings as are ascribed to such terms in the Lease.

WHEREAS, Landlord and Tenant desire to amend and modify certain provisions of the Lease as set forth in this Office Lease to evidence their agreements regarding the addition of 756 rentable square feet on the Fifth (5th) floor (the “Additional Premises”). The Additional Premises are generally outlined on the plan attached hereto as Exhibit A. The total rentable square footage of the Premises and the Additional Premises is 12,492.

NOW, THEREFORE, for and in consideration of mutual agreements herein set forth, the mutual agreements set forth in the Lease, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties, Landlord and Tenant hereby agree as follows:

1. Recitals Incorporated. The above recitals set forth above are hereby incorporated by this reference and shall be deemed terms and provisions hereof with the same force and effect as if fully set forth in this Section 1.

2. Additional Premises. In consideration of the mutual covenants herein and in the Lease, Landlord, commencing on or about August 1, 2008* (the “Additional Premises Commencement Date”), hereby leases and demises to Tenant the Additional Premises, and Tenant does hereby lease from Landlord the Additional Premises. From and after the Effective Date, all references in the Lease to Premises shall be deemed to include the Additional Premises. The Lease Term shall be as provided in the Lease. The Basic Rental shall be increased to include the Additional Premises at the current rate as follows:

From	To	Monthly Basic Rental	Per Square Foot
August 1, 2008	Month to Month	$19,570.80	$18.80

*	The Additional Premises Commencement Date shall be confirmed by the parties by letter from Tenant to Landlord confirming the actual Additional Premises Commencement Date and certifying that Tenant has accepted delivery of the Additional Premises and that the condition of the Additional Premises complies with Landlord’s obligations hereunder.

3. Tenant’s Proportionate Share. Commencing on the Additional Premises Commencement Date, Tenant’s Proportionate Share shall mean the percentage which expresses the ratio between the number of rentable square feet comprising the Premises (12,492 rentable square feet) and the number of rentable square feet in the Building (490,871 rentable square feet), which, for purposes of this Lease shall be 2.545%.

4. Counterparts. This First Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

5. Entire Agreement. This First Amendment and the Lease contain the entire agreement between Landlord and Tenant with respect to Tenant’s lease of the Additional Premises. Except for the Lease and this First Amendment, no prior agreements or understandings with respect to the Additional Premises shall be valid or of any force or effect.

6. Lease in Full Force and Effect. Except as modified by this First Amendment, all of the terms, conditions, agreements, covenants, representations, warranties and indemnities contained in the Lease remain in full force and effect. In the event of any conflict between the terms and conditions of this First Amendment and the terms and conditions of the Lease, the terms and conditions of this First Amendment shall prevail.

7. Successors and Assigns. This First Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the date first above written.

LANDLORD:		TENANT:

Santa Clara Land Company, Ltd.		RACKSPACE US, INC.

By:	Weston Properties, L.C.	By:	/s/ Alan Schoenbaum
	As Agent for Landlord	Print Name:	Alan Schoenbaum
		Title:	Sr. Vice-President
General Counsel

By:	/s/ Mona Ghawi
Mona Ghawi
Vice President

Exhibit A

Additional Premises